Exhibit 10.2

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of the 6th day of April, 2005, by and between The Peoples BancTrust Company, Inc., an Alabama business corporation and bank holding company (the “Company”), and Endurance Capital Investors, L.P., a Delaware limited partnership (“Endurance”).

WHEREAS, the Company and Endurance have entered into a stock purchase agreement dated as of April 6, 2005 (the “Purchase Agreement”), whereby Endurance is purchasing shares of Common Stock (as defined below) from the Company;

WHEREAS, after Endurance purchases the Shares, it will own 567,588 shares of Common Stock; and

WHEREAS, the Company has agreed to provide Endurance with certain information rights regarding the Company and with certain registration rights with respect to the shares of Common Stock Endurance will own as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

Section 1. Certain Definitions. In this Agreement, the following terms shall have the meanings specified below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

“Agreement” shall have the meaning ascribed to it in the preamble of this Agreement.

“Bank” shall mean The Peoples Bank and Trust Company, an Alabama banking corporation.

“Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which the Bank or banks located in New York, New York are generally closed for business.

“Common Stock” shall mean the Company’s common stock, $.10 par value per share.

“Company” shall have the meaning ascribed to it in the preamble of this Agreement.

“CPR” shall mean Center for Public Resources.

“Endurance” shall have the meaning ascribed to it in the preamble of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Fair Market Value” shall mean the average of the daily high sales price per share of Common Stock and daily low sales price per share of Common Stock as of a given day or over a specified period.

“GAAP” shall mean United States generally accepted accounting principles at the time in effect.

“Governmental Authority” shall mean the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any quasi-governmental entity established to perform such functions.

“Indemnified Party” shall have the meaning ascribed to it in Section 8(c) of this Agreement.

“Indemnifying Party” shall have the meaning ascribed to it in Section 8(c) of this Agreement.

“Law” shall mean any law, statute, regulation, ordinance, rule, order (including cease and desist orders), decree (including consent decrees), memorandum of understanding, directive, regulatory action, judgment, settlement agreement or other governmental requirement enacted, promulgated or imposed by any Governmental Authority.

“Loss” or “Losses” shall mean any and all losses (including reductions in value), liabilities, costs, claims, damages and expenses (including attorney’s fees and expenses and costs of investigation and litigation).

“Person” shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability company, trust, association or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning ascribed to it in Section 3(a) of this Agreement.

“Piggyback Registration” shall have the meaning ascribed to it in Section 3(a) of this Agreement.

“Purchase Agreement” shall have the meaning ascribed to it in the recitals to this Agreement.

Unless the context otherwise requires, the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the SEC.

“Registrable Stock” shall mean the Common Stock owned by Endurance as of the date hereof and any other Common Stock issuable upon any stock split, stock dividend, recapitalization or otherwise with respect to such Common Stock.

“Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission or its successor in interest.

“Securities Act” shall mean the Securities Act of 1933.

“Registration Request” shall have the meaning ascribed to it in Section 2(a) of this Agreement.

“Shares” shall mean the number of shares of the Company’s Common Stock that Endurance purchased under the Purchase Agreement.

“Subsidiary,” when used with reference to a specified Person, means any corporation, partnership, trust or other entity of which the majority of outstanding voting securities are owned (directly or indirectly) by such Person, unless the context otherwise requires, any reference to a Subsidiary shall be a Subsidiary of the Company.

“Suspension Right” shall have the meaning ascribed to it in Section 2(c) of this Agreement.

Section 2. Demand Registration.

(a) (i) Upon receipt of a written request from Endurance to the Company (a “Registration Request”) delivered not earlier than one (1) year after the date hereof, the Company shall promptly prepare and file with the SEC, but in any event within 90 days after its receipt of such Registration Request, a registration statement for the purpose of effecting a registration of the sale of all Registrable Stock requested to be Registered by Endurance. Unless otherwise requested in the Registration Request, each such registration shall be an underwritten registration, and Endurance shall have the right to designate the lead managing underwriter for such registration; provided, however, that such underwriter is reasonably satisfactory to the Company. The Company shall use its best efforts to effect such registration as soon as practicable (including, without limitation, the execution of an undertaking to file post-effective amendments and appropriate qualification under applicable state securities laws).

(ii) The Company shall not be required to effect (A) more than two registrations pursuant to Section 2(a)(i) or (B) a registration of Registrable Stock, (1) of less than 50% of the Shares issued pursuant to the Purchase Agreement or (2) if the Fair Market Value of the Registrable Stock on the date of the Registration Request is less than $1,000,000. No registration shall be counted toward the number set forth in Section 2(a)(ii)(A) unless and until such registration has been declared effective by the SEC and remains continuously effective until the earlier of (x) 180 days thereafter and (y) the date on which all shares of Registrable Stock registered in such registration have been sold (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Company shall not be required to prepare and file a registration statement or otherwise effect a registration under this Section 2 during the period beginning on the date of filing of, and ending on the date one hundred eighty (180) days following, the effective date of a registration statement pertaining to a public offering of Common Stock, whether such registration statement was filed pursuant to a demand under Section 2 of this Agreement or otherwise; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective.

(b) The Company shall keep any registration effected pursuant to Section 2(a) continuously effective until the earliest of (i) 180 days thereafter, (ii) the date on which all shares of Registrable Stock registered in such registration have been sold pursuant to an effective registration statement or Rule 144 and (iii) the date on which, in the reasonable opinion of counsel to the Company, all of the Registrable Stock registered in such registration may be sold in accordance with Rule 144(k).

(c) Notwithstanding the foregoing, the Company shall have the right (the “Suspension Right”) to defer any such filing under Section 2(a) (or suspend sales under any registration statement filed under Section 2(a) or defer the updating of any such filed registration statement and suspend sales thereunder) at any time or from time to time, for one period of not more than 90 days during any period of 365 days, if the Company shall furnish to Endurance a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders to file such registration statement or amendment thereto at such time (or continue sales under a filed registration statement) and therefore the Company has elected to defer the filing of such registration statement (or suspend sales under a filed registration statement), and the reasons for such judgment.

Section 3. Piggyback Registrations.

(a) If the Company proposes to register any Common Stock or any securities convertible into Common Stock under the Securities Act (other than pursuant to (i) a registration on Form S-4 or any successor form or on Form S-3 in the case of a resale prospectus delivered to selling shareholders in any acquisition transaction structured as a private placement or (ii) an offering of securities in connection with an employment agreement or employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Stock, the Company shall give prompt written notice to Endurance of its intention to effect such a registration (each, a “Piggyback Notice”) and, subject to Section 3(c), the Company shall include in such registration all or any portion of the Registrable Stock as so designated by Endurance as directed by Endurance pursuant to a written request for inclusion therein within 15 Business Days after the date of receipt by Endurance of the Piggyback Notice (a “Piggyback Registration”). Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion, whether or not Endurance has elected to include Registrable Stock in such registration.

(b) If a Piggyback Registration is a primary underwritten registration and the managing underwriters advise the Company in writing that, in their opinion, registration of the number of securities requested to be included in such registration would materially adversely affect the registration, offering and sale of the Registered Stock, the Company shall include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Stock and similar securities requested to be included in such registration pro rata according to the total number of Registrable Stock and similar securities requested to be registered among Endurance and other Persons who have similar rights on the basis of the number of shares of Common Stock requested to be included in such registration by each such Person.

(c) If a Piggyback Registration is a secondary underwritten registration on behalf of third parties and the managing underwriters advise the Company in writing that, in their opinion, registration of the number of securities requested to be included in such registration would materially adversely affect the registration, offering and sale of the Registered Stock, the Company shall include in such registration the Registrable Stock and similar securities requested to be included in such registration pro rata according to the total number of Registrable Stock and similar securities requested to be registered among Endurance and other Persons who have similar rights on the basis of the number of shares of Common Stock requested to be included in such registration by each such Person.

(d) In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering, and Endurance’s right to be included in such registration pursuant to this Section 3 shall be conditioned on Endurance’s participation in such underwriting and the inclusion of the Registrable Stock in the underwriting to the extent provided in this Section 3.

Section 4. Exchange Act Registration. The Company (a) shall (i) remain organized under the laws of Alabama or another State of the United States of America and will continue to have its principal operations in Alabama or another State of the United States of America and (ii) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (b) shall comply in all respects with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act and (c) shall otherwise remain eligible to file a registration statement on Form S-3.

Section 5. Limitations on Subsequent Registration Rights. The Company shall not, without the consent of Endurance, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights are on a pari passu basis with those rights granted to Endurance hereunder, or (ii) such new registration rights, are subordinate to the registration rights granted to Endurance hereunder.

Section 6. Registration Procedures.

(a) The Company shall provide Endurance with a reasonable opportunity to review any registration statement or prospectus relating to Registrable Stock or amendment or supplement thereto prior to filing, if such registration statement, prospectus, amendment or supplement contains information about Endurance other than the name of Endurance, the number of shares of Common Stock held by Endurance and the number of shares being sold by Endurance, if applicable.

(b) The Company shall promptly notify Endurance of the occurrence of the following events:

(i) when any registration statement relating to the Registrable Stock or post-effective amendment thereto filed with the SEC has become effective;

(ii) the issuance by the SEC of any request for amendment or supplement or the issuance of any stop order suspending the effectiveness of any registration statement relating to the Registrable Stock;

(iii) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Stock covered by a registration statement for sale in any jurisdiction; and

(iv) the existence of any event, fact or circumstance that results in a registration statement or prospectus relating to Registrable Stock or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of the Registrable Stock.

The Company agrees to use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any qualification as promptly as possible. Endurance agrees that upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 6(b)(ii), (iii) or (iv), to immediately discontinue its disposition of Registrable Stock pursuant to any registration statement relating to such Registrable Stock until Endurance receives written notice from the Company that such disposition may be made.

(c) The Company shall provide to Endurance, at no cost to Endurance, such reasonable number of copies of the registration statement and any amendment thereto used to effect the registration of the Registrable Stock, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as Endurance may reasonably request in order to facilitate the disposition of the Registrable Stock covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by Endurance in connection with the offering and sale of the Registrable Stock covered by such registration statement or any amendment thereto.

(d) The Company shall use its best efforts to cause the Registrable Stock covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable Endurance to consummate the disposition of such stock pursuant to the plan of distribution set forth in such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

(e) Subject to the Company’s Suspension Right, if any event, fact or circumstance requiring an amendment to a registration statement relating to the Registrable Stock or supplement to a prospectus relating to the Registrable Stock shall exist, immediately upon becoming aware thereof, the Company shall notify Endurance and prepare and furnish to Endurance a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Company shall use commercially reasonable efforts (including the payment of any listing or quotation fees) to obtain the listing or quotation of all Registrable Stock covered by the registration statement on each securities exchange or inter-dealer automated quotation system on which the Common Stock is then listed.

(g) The Company and Endurance shall use commercially reasonable efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Stock pursuant to a registration statement. As soon as reasonably practicable following the end of any fiscal year during which a registration statement relating to the Registrable Stock shall have been effective, the Company shall use commercially reasonable efforts to make available to Endurance an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

(h) If requested by the underwriters for any underwritten offerings by Endurance, the Company shall enter into a customary underwriting agreement with such underwriters for such offering, which shall contain such representations and warranties by the Company and such other terms that are customarily contained in agreements of this type (including indemnification provisions) to the extent reasonably acceptable to the Company. Endurance shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Endurance. Endurance shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Endurance and Endurance’s intended method of distribution and any other representations or warranties reasonably required to comply with Law. The Company shall enter into and perform its obligations under such underwriting agreement, including obtaining an opinion of counsel to the Company and a “comfort letter” from the independent public accountants to the Company in the usual and customary form for underwritten offerings.

(i) The Company shall cooperate with Endurance to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold pursuant to a registration and not bearing any Securities Act legend; and enable certificates for such Registrable Stock to be issued for such number of shares and registered in such names as Endurance may reasonably request at least two Business Days prior to any sale of Registrable Stock.

(j) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 or 3 that Endurance shall furnish to the Company in writing such information regarding Endurance, the Registrable Stock and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Stock.

Section 7. Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and transfer taxes, incurred in connection with registrations, filings or qualifications pursuant to Sections 2, 3, 4 and 6, including all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

Section 8. Indemnification.

(a) The Company shall indemnify Endurance, its partners and their respective directors, managers, officers and employees, each underwriter, if any, of the Company’s securities covered by such registration statement, and each person who controls Endurance within the meaning of Section 15 of the Securities Act, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and any violation by the Company of the Securities Act, the Exchange Act or any state securities laws in connection with the sale of Registrable Stock; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in such registration statement or prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by Endurance for inclusion therein or to the extent that any such Loss is caused by Endurance’s failure to deliver to its immediate purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered by Endurance) after the Company has furnished Endurance with a sufficient number of copies of the same.

(b) Endurance shall indemnify the Company, and each of its directors and officers who signs any registration statement, each underwriter, if any, of the Company’s securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all Losses arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that any such Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in such registration statement or prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by Endurance for inclusion therein or to the extent, but only to the extent, that any such Loss is caused by

Endurance’s failure to deliver to its immediate purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered by Endurance) after the Company has furnished Endurance with a sufficient number of copies of the same.

(c) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification under this Section 8 (the “Indemnified Party”) with respect to Losses, the party required to provide indemnification under this Section 8 (the “Indemnifying Party”), in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such Loss, such portion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the action that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, that in no event shall any contribution by Endurance hereunder exceed the net proceeds to Endurance of any Registrable Stock sold by Endurance pursuant to the registration statement or prospectus at issue. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) In no event shall Endurance be liable for any Losses pursuant to this Section 8 in excess of the net proceeds to Endurance of any Registrable Stock sold by Endurance pursuant to the registration statement or prospectus at issue.

(e) An Indemnified Party shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party after written agreement that the Indemnifying Party is liable for such claim in accordance with this Agreement. If such defense is assumed, (x) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation, without the prior consent of the Indemnified Party, and (y) the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party there may be one or more legal or equitable defenses available to such Indemnified Party which are in addition to or may conflict with those available to another Indemnified Party with respect to such claim. Failure to give prompt written notice shall not release the Indemnifying Party from its obligations hereunder.

(f) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

Section 9. Information to be Furnished.

(a) Endurance shall furnish to the Company such information as the Company may reasonably request and as required in connection with a registration and related proceedings referred to in Section 2 or Section 3.

(b) The Company shall furnish to Endurance such financial and business related information as Endurance may reasonably request and as required in connection with a registration and related proceedings in this Agreement.

Section 10. Rule 144 Sales.

(a) The Company shall file the reports required to be filed by the Company under the Exchange Act, so as to enable Endurance to sell Registrable Stock pursuant to Rule 144 under the Securities Act.

(b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Stock pursuant to Rule 144 under the Securities Act, the Company shall cooperate with Endurance to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold, transferred or disposed of and not bearing any Securities Act legend, and enable certificates for such Registrable Stock to be for such number of shares and registered in such names as Endurance may reasonably request at least two Business Days prior to any sale, transfer or disposition of Registrable Stock.

Section 11. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, that no assignment of any rights or obligations hereunder, by operation of law or otherwise, shall be made by either party without the written consent of the other party, except that this Agreement and the rights of Endurance hereunder, including the right to have the Company register Registrable Stock pursuant to this Agreement, may be assigned and the performance of Endurance’s obligations under this Agreement delegated, without the consent of the Company, in whole or in part, to any transferee of more than five percent (5%) of the Registrable Stock. Upon such transfer, Endurance must furnish the Company with written notice of (i) the name and address of such transferee, and (ii) the Registrable Stock being transferred.

Section 12. Termination of Registration Rights. The registration rights in Sections 2 and 3 shall terminate at such time that all of the Registrable Stock may be sold within any three month period without any restriction pursuant to Rule 144.

Section 13. Miscellaneous.

(a) Amendments. This Agreement may be amended, modified or supplemented but only in a writing signed by the Company and Endurance.

(b) Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to Endurance, addressed as follows:

Endurance Capital Investors, L.P.

c/o Endurance Partners, LLC

405 Lexington Avenue, 26th Floor

New York, New York 10174

Attention: Edwin H. Yeo, III, Managing Member

Facsimile: (212) 368-8068

with a copy to:

Mayer, Brown, Rowe & Maw LLP

190 South LaSalle Street

Chicago, Illinois 60603

Attention: Alan Van Dyke, Esq. and Matthew A. Posthuma, Esq.

Facsimile: (312) 701-7711

If to the Company, addressed as follows:

The Peoples BancTrust Company, Inc.

310 Broad Street

Selma, Alabama 36701

Attention: Elam P. Holley, Jr., President and Chief Executive Officer

Facsimile: (334) 875-1010

with copies to:

Gamble, Gamble, Calame & Chittom, LLC

807 Selma Avenue, P.O. Box 345

Selma, Alabama 36701

Attention: Harry W. Gamble Jr., Esq.

Facsimile: (334) 874-4975

and

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

Attention: Paul S. Ware, Esq.

Facsimile: (205) 488-6624

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

(c) Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

(d) No Third Party Beneficiaries. Except as expressly set forth herein, this Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

(e) Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f) Entire Understanding. This Agreement, together with the Purchase Agreement and the agreements referred to therein, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(g) Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(h) Arbitration.

(i) The parties shall make a good faith effort to resolve informally any dispute subject to clause (i) of this Section. A request for arbitration under clause (ii) may not be filed until thirty (30) days have elapsed from the initiation of such good faith effort.

(ii) Any dispute, controversy, or claim arising out of, relating to, involving, or having any connection with this Agreement, including any question regarding the validity, interpretation, scope, performance, or enforceability of this dispute resolution provision, shall be exclusively and finally settled by arbitration in accordance with the Center for Public Resources (“CPR”) Dispute Resolution Rules for Non-Administered Arbitration in effect on the date of this Agreement, except where the specific terms of this Section 13(h) vary from such

Rules. The arbitration shall be conducted in Charlotte, North Carolina unless, by the due date of the respondent’s answering statement, the parties agree on another location. The arbitration shall be conducted by three arbitrators, appointed pursuant to CPR Rules 5.1 and 5.2.

(iii) The parties shall be entitled to engage in reasonable discovery, including requests for production of relevant non-privileged documents. Depositions and interrogatories may be ordered by the arbitral panel upon a showing of need. The parties acknowledge that one of the primary goals of arbitration is to avoid the costs that often accompany litigation and, consequently, any discovery permitted under this provision should be limited accordingly.

(iv) All decisions, rulings, and awards of the arbitral panel shall be made pursuant to majority vote of the three arbitrators. The award shall be in accordance with the applicable law, shall be in writing, and shall state the reasons upon which it is based. The arbitrators shall have no power to modify or abridge the terms of this Agreement. The arbitrators shall have no power to award, and the parties hereby waive any claim to, damages (including punitive or exemplary damages) in excess of compensatory damages.

(v) Costs incurred in the arbitration proceeding shall be borne in the manner determined by the arbitral panel, except that each party shall bear the costs of its own attorneys’ and expert/consulting fees and expenses, regardless of the outcome of the arbitration.

(vi) The award of the arbitrators shall be final. An appeal may be taken under the CPR Arbitration Appeal Procedure from any final award of an arbitral panel in any arbitration arising out of or related to this Agreement that is conducted in accordance with the requirements of such Appeal Procedure. Unless otherwise agreed by the parties and the appeal tribunal, the appeal shall be conducted at the place of the original arbitration. Upon conclusion of the appeal, or if no appeal is taken within the prescribed time period, judgment on the award may be entered by any state or federal court having jurisdiction to do so. The parties hereby agree that such court shall be an appropriate forum for any such enforcement proceeding.

(vii) Nothing in this Agreement shall prevent the parties, prior to the formation of the arbitral panel, from applying to a court of competent jurisdiction for provisional or interim measures or injunctive relief as may be necessary to safeguard the property or rights that are the subject matter of the arbitration. Once the arbitral panel is in place, it shall have exclusive jurisdiction to hear applications for such relief, except that any interim measures or injunctive relief ordered by the arbitral panel may be immediately and specifically enforced by a court of competent jurisdiction.

(viii) Unless otherwise agreed by the parties or required by law, the parties and the arbitrators shall maintain the confidentiality of all documents, communications, proceedings, and awards provided, produced, or exchanged pursuant to an arbitration conducted under this Section 13(h).

(ix) The parties recognize that this Agreement involves and affects interstate commerce and that this Section 13(h) is enforceable under the Federal Arbitration Act.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Language. The Company and Endurance agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against the Company and Endurance.

(k) Interpretation. The headings preceding the text of Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law shall mean such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated hereunder. Underscored references to Sections or clauses shall refer to those portions of this Agreement. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or clause of this Agreement.

(l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m) Facsimile or Electronic Signatures. Any signature page delivered by a fax machine, telecopy machine or e-mail shall be binding to the same extent as an originally signed signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such signature page agrees to later deliver an original counterpart to any party which requests it.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

THE PEOPLES BANKTRUST COMPANY, INC.

By:	/s/ Elam P. Holley, Jr.
Name:	Elam P. Holley, Jr.
Title:	President and Chief Executive Officer

ENDURANCE CAPITAL INVESTORS, L.P.

By:	Endurance Partners, LLC,
As General Partner

By:	/s/ Edwin H. Yeo, III
Name:	Edwin H. Yeo, III
Title:	Managing Member